Exhibit 32.1
SARBANES-OXLEY ACT SECTION 906 CERTIFICATION
In connection with this annual report on Form 10-K of Thor Industries, Inc. for the period ended July 31, 2010, I, Peter B. Orthwein, Chairman, President and Chief Executive Officer of Thor Industries, Inc., hereby certify pursuant to 19 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
1.	this Form 10-K for the period ended July 31, 2010 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in this Form 10-K for the period ended July 31, 2010 fairly presents, in all material respects, the financial condition and results of operations of Thor Industries, Inc.
Date: September 28, 2010

/S/ PETER B. ORTHWEIN
Peter B. Orthwein
Chairman, President and Chief Executive Officer (Principal executive officer)